                                                                       EXHIBIT 1


                             Joint Filing Agreement


         The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Eldorado Bancshares, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.



                                      Madison Dearborn Capital Partners II, L.P.

                                      By: Madison Dearborn Partners II, L.P.
Date:  April 16, 1999
                                      By: Madison Dearborn Partners, Inc.

                                      By: /s/ Paul R. Wood
                                          --------------------------------------
                                          Paul R. Wood, Vice President




                                      Madison Dearborn Partners II, L.P.

                                      By: Madison Dearborn Partners, Inc.

                                      By: /s/ Paul R. Wood
                                          --------------------------------------
                                          Paul R. Wood, Vice President



                                      Madison Dearborn Partners, Inc.

                                      By: /s/ Paul R. Wood
                                          --------------------------------------
                                          Paul R. Wood, Vice President



                                        1